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                                                                   Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of July 30, 1999, by and between Harrah's Operating Company, Inc. ("Company") and Stephen H. Brammell ("Executive").

         The Company and the Executive agree as follows:

         1. EMPLOYMENT. Subject to appropriate regulatory approvals, the Company hereby employs the Executive as Senior Vice President and General Counsel or in such other capacity as the Company reasonably shall designate. The Executive may be an employee of the Company or one of its subsidiaries.

         2. DUTIES. During the term of this Agreement ("Active Employment"), the Executive shall devote substantially all of his working time, energies, and skills to the benefit of the Company's business. The Executive agrees to serve the Company diligently and to the best of his ability, and to follow the policies and directions of the Company.

         3. COMPENSATION. The Executive's compensation and benefits during his Active Employment shall be as follows:

             (a) BASE SALARY. The Company shall pay the Executive a base salary ("Base Salary") of $250,000 per year, which will be reviewed annually by the Company during the term of this Agreement in accordance with its compensation practices regarding senior executives. The Executive's Base Salary shall be paid biweekly in accordance with the Company's normal payroll schedule. All payments shall be subject to the Executive's chosen benefit deductions and the deduction of payroll taxes and similar assessments as required by law.

             (b) BONUS. In addition to the Base Salary, the Executive shall be eligible for an annual bonus in accordance with the Company's bonus plan.

         4. INSURANCE AND BENEFITS. The Executive will be eligible to participate in each employee benefit plan and receive each executive benefit that the Company provides for its senior executives, in accordance with the applicable plan rules.

         5. TERM. The term of this Agreement shall be for four (4) years, beginning July 30, 1999, and ending July 29, 2003.

         6. NO CAUSE TERMINATION/NON-RENEWAL OF AGREEMENT. The Company may terminate the Executive's Active Employment at any time without cause upon thirty (30) days' prior written notice ("no cause termination"). The Company also, in its sole discretion, may elect not to renew this Agreement upon its expiration ("non-renewal of Agreement"). In the event of such no cause termination or non-renewal of Agreement, the Executive shall remain an employee of the Company during the subsequent salary continuation period and shall be entitled only to the salary and benefits set forth below, unless otherwise specified in this Agreement.
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Benefit                                      Termination Date
-------                                      ----------------

Base Salary (rate as of Separation Date)     18 months (78 weeks) ("Salary
                                             Continuation Period") Period") from
                                             last day worked ("Separation from
                                             last day of Active Employment
                                             ("Separation Date"). Date").

PTO and Service Credit                       Separation Date (accrued PTO will
                                             be paid within 30 days of
                                             Separation Date).

Use of Credit Cards                          Separation Date.

Bonus--Payment and Eligibility               (i) Eligible for prior year bonus
                                             if Separation Date occurs during
                                             payment year but prior to payment;
                                             (ii) eligible for prorated bonus
                                             for the then current year if in job
                                             for more than 6 months and
                                             Separation Date occurs after June
                                             30; (iii) not eligible for bonus
                                             for year following Separation Date.

Group Health and Life Insurance              End of Salary Continuation Period.
                                             18-month COBRA rights period for
                                             health insurance will commence on
                                             Separation Date. (See also
                                             Paragraph 10.)

Retaining Existing Stock Options for         (i) Options from grants made prior
Vesting and Other Rights                     to 7/30/99 that have vested prior
                                             to Separation Date can be exercised
                                             through end of Salary Continuation
                                             Period, but unvested options from
                                             such grants will be forfeited as of
                                             Separation Date; (ii) options from
                                             grants made on or after 7/30/99
                                             retained for exercise and vesting
                                             through end of Salary Continuation
                                             Period. Exercise of vested options
                                             after Salary Continuation Period
                                             per plan rules.

                                             Accelerated vesting of all options
                                             not forfeited on Separation Date if
                                             Change of Control occurs during
                                             Salary Continuation Period.


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Retaining Existing Restricted Stock for      All regular restricted stock that
Vesting and Other Rights                     is unvested as of the Separation
                                             Date will be forfeited on that
                                             date. Forfeited restricted stock
                                             will not vest upon a Change in
                                             Control during Salary Continuation.
                                             See below for TARSAP.

Eligibility for New Restricted Stock         Separation Date.
or New Stock Options

TARSAP                                       Next potential vesting, based on
                                             Performance targets, after
                                             Separation Date, at CEO's and HRC's
                                             discretion. Accelerated vesting of
                                             all shares if Change of Control
                                             occurs during Salary Continuation.

Use of Financial Counseling per              End of Salary Continuation Period.
Plan Provisions                              The maximum remaining benefit shall
                                             be annual benefit remaining as of
                                             Separation Date.

Savings and Retirement Plan                  End of year of Separation Date.
Deductions (Active Participation)            Employment termination date will be
                                             termination date under S&RP.

Executive Deferred Compensation              End of year of Separation Date.
Plan/Deferred Compensation Plan              Distribution will commence after
(Active Participation)                       Salary Continuation Period, in
                                             accordance with previously made
                                             elections, and at the termination
                                             rate unless the Executive qualifies
                                             for the retirement rate. (See also
                                             Paragraph 11.) 3X death benefit
                                             provision waived for death after
                                             Separation Date. EDCP and other
                                             deferred compensation balances will
                                             continue to be protected by then
                                             existing Escrow Agreement subject
                                             to all terms and conditions thereof
                                             including its termination
                                             provisions.


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         7. DEATH OF EXECUTIVE. Upon the death of the Executive during his
Active Employment, his salary and all rights and benefits hereunder will terminate, and his estate and beneficiary(ies) will receive the benefits to which they are entitled under the terms of the Company's benefit plans and programs by reason of a participant's death during employment, including the 3X death benefit provided by the EDCP (3 X death benefit applies only if death occurs during Active Employment) and the applicable rights and benefits under the Company's stock plans. If the Executive dies during the Salary Continuation Period, all of the provisions of the previous sentence apply except that the remaining salary continuation will be paid in a lump sum to the Executive's estate.

         8. TERMINATION BY COMPANY FOR CAUSE. The Company shall have the right to terminate the Executive's Active Employment for cause. Employment status and all salary and benefits shall thereupon cease, except COBRA rights and as otherwise provided in applicable benefit plans. Termination for cause shall be effective immediately upon notice sent or given to the Executive and this effective date will be both his Separation Date and date of termination of employment. For purposes of this Agreement, the term "cause" shall mean and be strictly limited to: (i) conviction of any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty against the Company, or commission of an immoral or unethical act that materially reflects negatively on the Company, or engaging in willful misconduct; provided that the Executive shall first be provided with written notice of the claim against him under this provision (ii) and with an opportunity to contest said claim before the Board of Directors; or (iii) material breach of the Executive's obligations under Paragraph 2. of this Agreement, as so determined by the Board of Directors.

         9. VOLUNTARY TERMINATION/NOTICE PERIOD. The Executive may terminate this Agreement voluntarily at any time and for any or no reason during its term upon thirty (30) days' prior written notice to the Company, except as specified in this paragraph. If the Executive is going to work or act in competition with the Company as described in Paragraph 14. of this Agreement, the Executive must give the Company six (6) months' prior written notice of his intention to do so. The written notice provided by the Executive shall specify the last day to be worked by the Executive ("Separation Date"), which Separation Date under this Paragraph 9. shall also be his termination of employment date and must be at least thirty (30) days or six (6) months (as appropriate) after the date the notice is received by the Company. Unless otherwise specified herein, or in a writing executed by both parties, the Executive shall not receive any of the benefits provided in this Agreement after the Separation Date set forth in his written notice except for applicable rights and benefits that apply to employees generally upon termination of employment.


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         10. CERTAIN HEALTH INSURANCE BENEFITS. If (i) the Executive reaches the age of 50 and, when added to his number of years of continuous service with the Company including any period of salary continuation, the sum of his age and years of service equals or exceeds 65, and at any time after the occurrence of both such events the Executive's employment is terminated pursuant to Paragraph 6., above; or (ii) the Executive reaches the age of 55 and has attained 10 years of continuous service with the Company including any period of salary continuation, and at any time after the occurrence of both such events the Executive's employment terminates for any reason other than by the Company for "cause" as described in paragraph 8., above, the Executive and his then-eligible dependents shall be entitled to participate in the Company's group health insurance plan, as amended from time to time by the Company, after the Executive's Separation Date or the end of the Salary Continuation Period, as applicable, for the remainder of the Executive's life ("Life Coverage Period"). During the Life Coverage Period, the Executive shall pay 20% of the current premium (revised annually) on an after-tax basis each quarter, and the Company shall pay 80% of said premium on an after-tax basis, which contribution will be imputed income to the Executive. As soon after the Separation Date as the Executive becomes eligible for Medicare coverage, the Company's group health insurance plan shall become secondary to Medicare.

         If the Executive engages in any of the activities described in Paragraph 14.(a), below, during the Life Coverage Period, the entitlement of the Executive and his then-eligible dependents to participate in the Company's group health insurance plan shall terminate automatically, without any further action or notice by either party, subject to applicable COBRA rights, which shall commence on the Separation Date. If the Executive engages in any of the activities described in said Paragraph 14.(a)(i) in a business which does NOT compete with the Company or any of its subsidiaries during the Life Coverage Period, the Company's group health insurance plan shall become secondary to any primary health insurance plan or coverage made available to the Executive by that business.

         The Executive shall also receive the benefits and be bound by the provisions of this Paragraph 10 if a Change in Control, as defined in the Executive's Severance Agreement, occurs following the effective date of this Agreement.

         11. EDCP RETIREMENT RATE. If the Executive reaches the age of 50 and, when added to his number of years of continuous service with the Company, the sum of his age and years of service equals or exceeds 65, and at any time after the occurrence of both such events the Executive's employment is terminated pursuant to Paragraph 6., above, the Executive shall be entitled to receive his distributions from EDCP at the retirement rate. For EDCP retirement rate purposes, the Executive will receive service credit for the Salary Continuation Period.


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         12. CHANGE IN CONTROL. If a Change in Control, as defined in the
Executive's Severance Agreement, occurs during the Executive's Active Employment, and if the Severance Agreement is in force when the Change in Control occurs, then the Severance Agreement supersedes and replaces this Agreement except as provided in Paragraph 10. If, prior to a Change in Control (as defined above), the Executive's Active Employment has been terminated for any reason by either party or this Agreement is not renewed by the Company, then the Executive's Severance Agreement terminates automatically.

         13. DISABILITY. If the Executive becomes disabled prior to the termination of his Active Employment or the non-renewal of this Agreement, he will be entitled to apply at his option for the Company's long-term disability benefits. If he is accepted for such benefits, then the terms and provisions of the Company's benefit plans and the programs (including the EDCP and the Company's Stock Option and Restricted Stock Plans) that are applicable in the event of such disability of an employee shall apply in lieu of the salary and benefits under this Agreement, except that (i) the Escrow Agreement (if then in force) and his indemnification agreement will continue in force (the Escrow Agreement will be subject to amendment or termination in accordance with its terms), and (ii) he will be entitled to the lifetime group insurance benefits described in Paragraph 10. If the Executive is disabled so that he cannot perform his duties (as determined by the Human Resources Committee (HRC), and if he does not apply for long-term disability benefits or is not accepted for such benefits, then the Company may terminate his duties under this Agreement. In such event, he will receive eighteen months salary continuation, together with all other benefits, and during such period of salary continuation any stock options and restricted stock grants then in existence will continue in force for vesting purposes. However, during such period of salary continuation for disability, Executive will not be eligible to participate in the annual bonus plan, nor will he be eligible to receive stock option or restricted stock grants or any other long-term incentive awards except to the extent approved by the HRC.

         If the Executive becomes disabled during the Salary Continuation Period, he will be entitled only to the salary and benefits described in Paragraphs 6. and 10., above, for the periods set forth in those respective paragraphs.

         14. NON-COMPETITION.

               (a) NON-COMPETITION. During the Executive's Active Employment, and during the Salary Continuation Period described in Paragraph 6., above, the
Executive:

                   (i) shall not engage in any activity, including development activity, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee, consultant or otherwise, in competition with (x) the casino, casino/hotel and/or casino/resort businesses conducted at the date hereof by the Company, or any subsidiary or affiliate ("Company" for purposes of this paragraph 14) or (y) any casino, casino/hotel and/or casino/resort business in which the Company is substantially engaged at any time during the Active Employment period;


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                   (ii) shall not solicit, in competition with the Company, any person who is a customer of the businesses conducted by the Company at the date hereof or of any business in which the Company is substantially engaged at any time during the term of this Agreement.

               (b) SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in this Paragraph 14:

                   (i) the covenants contained in paragraphs (i) and (ii) of Paragraph 14.(a) shall apply within the United States, Canada and Mexico, plus any territories in which Company is actively engaged in the conduct of business while the Executive is employed under this Agreement, including, without limitation, the territories in which customers are then being solicited;

                   (ii) without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Paragraph 14., it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

                   (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Paragraph 14., any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

         15. Any confidentiality/non-solicitation agreement that Executive has signed with the Company shall remain in full force and effect according to its terms.

         16. POST ACTIVE-EMPLOYMENT COOPERATION. Upon the termination of his Active Employment, the Executive will cooperate with, and provide information to, the Company in assuring an orderly transition of all matters being handled by him. Upon the Company providing reasonable notice to him, he will also appear as a witness at the Company's request and/or assist the Company in any litigation, bankruptcy or similar matter in which the Company or any affiliate thereof is a party; PROVIDED that the Company will defray any approved out-of-pocket expenses incurred by him in connection with any such appearance and that, if the Executive is no longer receiving salary compensation from the Company, the Company will compensate him for all time spent, at either his then current compensation rate or his salary rate as of the Separation Date, whichever is higher. The Company agrees further to indemnify him as prescribed in his Indemnification Agreement and Article TENTH of the Certificate of Incorporation of Harrah's Entertainment, Inc., as amended, filed on November 2, 1989, in the Office of the Secretary of State of the State of Delaware and recorded in Book 935, Page 780, ET SEQ.

         17. RELEASE. Upon the termination of the Executive's Active Employment, and in consideration of the receipt of the salary and benefits described in this Agreement, except for claims arising from the covenants, agreements, and undertakings of the Company as set forth herein and except as prohibited by statutory language, the Executive forever and unconditionally waives, and releases Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., their


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subsidiaries and affiliates, and their officers, directors, agents, benefit plan trustees, and employees ("Released Parties") from any and all claims, whether known or unknown, and regardless of type, cause or nature, including but not limited to claims arising under all salary, vacation, insurance, bonus, stock, and all other benefit plans, and all state and federal anti-discrimination, civil rights and human rights laws, ordinances and statutes, including Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act, concerning his employment with Harrah's Operating Company, Inc., its subsidiaries and affiliates, and the cessation of that employment

         18. GENERAL PROVISIONS.

               (a) NOTICES. Any notice to be given hereunder by either party to the other may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Paragraph 18.(a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

                  If to Executive:  Stephen H. Brammell
                                    9505 Grenville
                                    Las Vegas, NV  89134

                  If to Company:    Harrah's Operating Company, Inc.
                                    1023 Cherry Rd.
                                    Memphis, TN  38117
                                    Attn: Secretary

               (b) PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provision shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

               (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws provisions.

               (d) NO CONFLICTING AGREEMENT. By signing this Agreement, Executive warrants that he is not a party to any restrictive covenant, agreement or contract which limits the performance of his duties and responsibilities under this Agreement or under which such performance would constitute a breach.

               (e) HEADINGS. The Section, paragraph, and subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

               (f) AMENDMENTS. Any amendments to this Agreement must be in writing and signed by both parties.


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               (g) BINDING AGREEMENT. This Agreement is binding on the parties and their heirs, successors and assigns.

               (h) SURVIVAL OF PROVISIONS. The provisions of this Agreement shall survive any termination thereof if so provided herein and if necessary or desirable fully to accomplish the purposes of such provisions, including without limitation the rights and obligations of the Executive under Paragraphs 6, 14, 15, 16 and 17 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        Harrah's Operating Company, Inc.


                                        By: /s/ Philip G. Satre
                                            ---------------------------
                                            Philip G. Satre
                                            Chairman of the Board and
                                            Chief Executive Officer


                                            /s/ Stephen H. Brammell
                                            ---------------------------
                                            Stephen H. Brammell
                                            Executive


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